Exhibit 99.1

VirTra Reports First Quarter 2021 Financial Results

Revenues Increase 33% Year-Over-Year as Backlog Increases 42% Year-Over-Year to a Record $16.1 Million

TEMPE, Ariz. — May 17, 2021 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the first quarter ended March 31, 2021. The financial statements are available on VirTra’s website and here.

First Quarter 2021 and Recent Highlights:

●	Revenues increased 33% to $4.4 million
●	Net income increased to $655,000 for the first quarter of 2021
●	Adjusted EBITDA increased to $751,000
●	Backlog increased 10% sequentially and 42% year-over-year to a record $16.1 million as of March 31, 2021
●	Subsequent to the quarter’s end, successfully executed a registered direct offering, generating $18.0 million gross proceeds for three million shares of common stock and increasing the company’s cash and cash equivalents to approximately $23.7 million as of May 17, 2021

First Quarter 2021 Financial Highlights:

All figures in millions, except per share data	Q1 2021	Q1 2020	% Δ
Total Revenue	$4.4	$3.3	33%

Gross Profit	$2.6	$1.6	61%
Gross Margin	57.8%	47.8%	21%

Net Income/Loss	$0.7	$(0.4)	N/A
Diluted EPS	$0.08	$(0.05)	N/A
Adjusted EBITDA	$0.75	$(0.33)	N/A

Management Commentary

“After completing a very successful 2020, we continued to build on our momentum through the first quarter of 2021, delivering another quarter of positive results as our sales and profits increased,” said Bob Ferris, chairman and chief executive officer of VirTra. “Financially, the quarter was highlighted by $4.4 million in revenue, net income of $655,000, and adjusted EBITDA of $751,000, all of which are substantial improvements from the prior year period. Perhaps most encouraging, while our revenues improved 33% year-over-year, our backlog increased 42% year-over-year and 10% sequentially to a record $16.1 million, which demonstrates that demand for VirTra’s solutions is reaching new levels. To better position VirTra to capitalize on opportunities to grow even further, we raised $18 million in a direct offering subsequent to the quarter’s end.

“With our current momentum and an enhanced balance sheet, we believe our business has never been better positioned to grow than it is today. Our pipeline is expanding, our sales are accelerating, and the need for effective, certified training that improves skills and saves lives in the real world shows no signs of diminishing. As a result, we believe 2021 will be another strong year for our business.”

First Quarter 2021 Financial Results

Total revenue increased 33% to $4.4 million from $3.3 million in the first quarter of 2020. The increase in total revenue was due to an increase in the number of simulators and accessories completed and delivered, and therefore revenue recognized, compared to the same period in 2020.

Gross profit increased 61% to $2.6 million (57.8% of total revenue) from $1.6 million (47.8% of total revenue) in the first quarter of 2020. The increase in gross profit was primarily due to decreased costs, as well as differences in the product mix of systems, accessories, and services sold.

Operating expense decreased 5% to $2.0 million from $2.1 million in the first quarter of 2020. The decrease in operating expense was mainly due to reduced selling and travel expenses, partially offset by an increase in professional services expense.

Income from operations increased to $564,000 from a loss from operations of $512,000 in the first quarter of 2020.

Net income totaled $655,000, or $0.08 per diluted share, compared to a net loss of $389,000, or $(0.05) per diluted share, in the first quarter of 2020.

Adjusted EBITDA increased to $751,000 from a loss of $326,000 in the first quarter of 2020.

At December 31, 2020, backlog totaled approximately $16.1 million, compared to $14.6 million at December 31, 2020 and $11.3 million at March 31, 2020.

Accounts receivable and unbilled revenues totaled approximately $8.9 million as of March 31, 2021, compared to $6.8 million at December 31, 2020, an increase of $2.1 million. Cash and cash equivalents totaled $5.0 million at March 31, 2021 compared to cash and cash equivalents of $6.8 million at December 31, 2020, a change of $1.8 million.

Subsequent to the quarter’s end, VirTra completed a registered direct offering in which the company raised $18.0 million in gross proceeds, before deducting expenses, for three million shares of common stock. As a result, as of May 17, 2021, the company had approximately $23.7 million in cash and cash equivalents and 10,777,530 shares outstanding.

Conference Call

VirTra’s management will hold a conference call today (May 17, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s chairman and CEO, Bob Ferris, and chief accounting officer, Marsha Foxx, will host the call, followed by a question and answer period.

U.S. dial-in number: 877-545-0320

International number: 973-528-0016

Conference code: 206857

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through May 31, 2021.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 41304

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended
	March 31,	March 31,	Increase
	2021	2020	(Decrease)

Net Income (Loss)	$655,163	$(389,410)	$1,044,573
Adjustments:
Provision for income taxes	(77,163)	(103,000)	25,837
Depreciation and amortization	97,290	89,676	7,614
EBITDA	$675,290	$(402,734)	$1,078,024
Right of use amortization	76,209	72,843	3,366
Reserve for note receivable	-	3,639	(3,639)

Adjusted EBITDA	$751,499	$(326,252)	$1,077,751

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,040,405	$6,841,984
Accounts receivable, net	2,650,045	1,378,270
Inventory, net	4,191,477	3,515,997
Unbilled revenue	6,259,020	5,408,598
Prepaid expenses and other current assets	704,226	382,445

Total current assets	18,845,173	17,527,294

Long-term assets:
Property and equipment, net	1,286,676	1,381,744
Operating lease right-of-use asset, net	1,018,318	1,094,527
Intangible assets, net	317,031	271,048
Security deposits, long-term	19,712	86,500
Other assets, long-term	500,114	500,114
Deferred tax asset, net	1,892,000	1,892,000

Total long-term assets	5,033,851	5,225,933

Total assets	$23,879,024	$22,753,227

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$976,969	$345,573
Accrued compensation and related costs	979,026	843,101
Accrued expenses and other current liabilities	783,020	772,884
Note payable, current	366,919	266,037
Operating lease liability, short-term	328,049	321,727
Deferred revenue, short-term	4,632,833	4,708,575

Total current liabilities	8,066,816	7,257,897

Long-term liabilities:
Deferred revenue, long-term	1,771,288	1,920,346
Note payable, long-term	953,795	1,063,243
Operating lease liability, long-term	769,756	853,155

Total long-term liabilities	3,494,839	3,836,744

Total liabilities	11,561,655	11,094,641

Commitments and contingencies (See Note 11)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,777,530 shares issued and outstanding as of March 31, 2021 and 7,775,030 shares issued and outstanding as of December 31, 2020	778	778
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	13,897,280	13,893,660
Accumulated deficit	(1,580,689)	(2,235,852)

Total stockholders’ equity	12,317,369	11,658,586

Total liabilities and stockholders’ equity	$23,879,024	$22,753,227

See accompanying notes to unaudited financial statements.

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

Revenues:
Net sales	$4,441,909	$3,320,013
That’s Eatertainment royalties/licensing fees, former related party	-	16,740
Other royalties/licensing fees	-	1,410
Total revenue	4,441,909	3,338,163

Cost of sales	1,873,404	1,742,936

Gross profit	2,568,505	1,595,227

Operating expenses:
General and administrative	1,710,233	1,777,376
Research and development	294,217	329,755

Net operating expense	2,004,450	2,107,131

Income from operations	564,055	(511,904)

Other income (expense):
Other income	16,379	19,495
Other expense	(2,434)	(1)

Net other income	13,945	19,494

Income before provision for income taxes	578,000	(492,410)

Provision for income taxes	(77,163)	(103,000)

Net income (loss)	$655,163	$(389,410)

Net income (loss) per common share:
Basic	$0.08	$(0.05)
Diluted	$0.08	$(0.05)

Weighted average shares outstanding:
Basic	7,775,212	7,745,363
Diluted	7,835,830	7,745,363

See accompanying notes to unaudited financial statements.

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

Cash flows from operating activities:
Net Income (loss)	$655,163	$(389,410)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	97,290	89,676
Right of use amortization	76,209	72,843
Reserve for note receivable	-	3,639
Deferred taxes	-	(103,000)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,271,775)	(1,063,062)
That’s Eatertainment note receivable, net, related party	-	(3,639)
Interest receivable	-	588
Inventory, net	(675,480)	(195,672)
Unbilled revenue	(850,422)	1,758,306
Prepaid expenses and other current assets	(321,781)	(117,453)
Other assets	-	17,677
Security deposits, long-term	66,788	-
Accounts payable and other accrued expenses	777,457	142,705
Payments on operating lease liability	(77,077)	(71,139)
Deferred revenue	(224,800)	581,305

Net cash (used in) provided by operating activities	(1,748,428)	723,364

Cash flows from investing activities:
Redemption of certificates of deposit	-	1,195,000
Purchase of intangible assets	(48,205)	(23,187)
Purchase of property and equipment	-	(196,897)
Net cash (used in) provided by investing activities	(48,205)	974,916

Cash flows from financing activities:
Repurchase of stock options	-	(2,778)
Stock options exercised	3,620	6,300
Note payable-PPP Loan	(8,566)	-
Net cash (used in) provided by financing activities	(4,946)	3,522

Net (decrease) increase in cash	(1,801,579)	1,701,802
Cash, beginning of period	6,841,984	1,415,091
Cash, end of period	$5,040,405	$3,116,893

Supplemental disclosure of cash flow information:
Cash (refunded) paid:
Taxes refunded	$(77,163)	$-
Interest paid	2,434	-

See accompanying notes to unaudited financial statements.